SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                      ___________________________

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                      ___________________________

Date of Report (Date of earliest event reported):  November 10, 1995


                           IES UTILITIES INC.
         (Exact name of registrant as specified in its charter)



   Iowa                    0-4117-1               42-0331370
(State or other          (Commission File         (IRS Employer
jurisdiction of               Number)             Identification No.)
incorporation)




                  IES Tower, Cedar Rapids, Iowa  52401
      (Address of principal executive offices, including zip code)



                            (319) 398-4411
                  (Registrant's telephone number)

Item 5.  Other Events.

            The Company's parent, IES Industries Inc. ("IES"), WPL Holdings, Inc. ("WPL"), a holding company incorporated under the laws of the State of Wisconsin, and Interstate Power Company ("IPC"), an operating public utility incorporated under the laws of the State of Delaware, have entered into an Agreement and Plan of Merger, dated as of November 10, 1995 (the  "Merger Agreement"),
providing for (a) the merger of  IES  with  and   into  WPL,  which
merger  will  result  in   the combination of WPL and IES as a single
holding  company to be named Interstate Energy Corporation
("Interstate  Energy"),   and  (b)  IPC  to  become  a   wholly-owned
subsidiary of Interstate Energy (collectively, the "Merger"). Following the Merger, Interstate Energy will be the parent company of the Company, IPC, and Wisconsin Power and Light Company, WPL's present principal utility subsidiary, and will be registered under the Public Utility Holding Company Act of 1935, as amended.

            The Merger has been approved by the Board  of  Directors
of each of the constituent companies and is expected to close promptly after all of the conditions to the consummation of the Merger, including obtaining shareholder approvals and all
applicable  regulatory approvals,  are  fulfilled or waived.   The
regulatory  approval  process is expected to take approximately  12 to 18 months.

             The Merger Agreement contains certain covenants of the
parties pending the consummation of the Merger.    Generally,  the
parties and their subsidiaries, including the Company, must carry on their businesses in the ordinary course consistent with past practice, may not increase dividends on common stock in excess of current levels in the case of IES and IPC and beyond a specified limit in the case of WPL, and may not issue any capital stock
beyond certain  limits.     The   Merger   Agreement   also    contains
restrictions on, among other things, charter and bylaw amendments, acquisitions, capital expenditures, dispositions, incurrence of indebtedness, certain increases in employee compensation and benefits, and affiliate transactions.

            Following the Merger, Mr. Lee Liu will be Chairman of the Board of Interstate Energy, Mr. Erroll B. Davis, Jr. the
current President and Chief Executive  Officer  of WPL, will be
President and Chief  Executive  Officer   of  Interstate  Energy  and
Chief  Executive  Officer of the Company.  Mr. Blake O. Fisher, Jr.
will continue as President of the Company. The Company's Board of Directors is expected to consist of 15 members, 6 of whom will be designated by IES, 6 of whom will be designated by WPL, and 3 of whom will be designated by IPC.

             The   business  of  Interstate  Energy  will  consist  of
utility operations and various non-utility enterprises, and it is expected that its utility subsidiaries will serve more than 850,000 electric customers and 360,000 natural gas customers in Iowa, Illinois, Minnesota and Wisconsin.

            IES, WPL and IPC recognize that, as a result of the new registered holding company structure, the Securities and Exchange Commission ("SEC") may require divestiture of their existing gas
operations   and  certain  non-utility operations,  but  they  will  seek approval  from  the  SEC to maintain  such  businesses.  When divestiture has been required in the past, the SEC  has
historically allowed companies sufficient time to accomplish divestitures in a manner that protects shareholder value. The Company cannot predict what action may be required by the SEC or
the effect of  any divestiture  if  required.   Furthermore,  the
Company cannot predict what actions might be required by other federal or state regulatory authorities as a condition to approval of the Merger.

            The  Merger will not impair the lien  of  the  Company's
Indenture of Mortgage  and  Deed  of  Trust, dated  as  of  August 1,
1940  (as   amended   and  supplemented, the "1940 Indenture"), the
Indenture or Deed of Trust, dated as of February 1, 1923 (as amended and supplemented, the "ISU 1923 Indenture") and the Mortgage and Deed of Trust, dated as of September 1, 1993 (as amended and supplemented, the "Mortgage") and will not impair the rights and powers of (a) any of the trustees under the 1940 Indenture, the ISU 1923 Indenture, the Mortgage or the Company's proposed Subordinated Indenture (the "Subordinated Indenture"), or
(b) the debtholders under the 1940 Indenture, the ISU 1923 Indenture, the Mortgage or the Subordinated Indenture.

            The  Merger Agreement is filed as an  exhibit to  this
Current Report on Form 8-K and is incorporated herein  by
reference. The brief summary of certain provisions of the Merger
Agreement set forth  above is qualified  in  its  entirety  by
reference   to   that  agreement.

Item 7.  Financial Statements and Exhibits.

         (a)  Not Applicable.

         (b)  Not Applicable.

         (c)  Exhibits.


              2 Agreement and Plan of Merger, dated as of November 10, 1995, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company and AMW Acquisition, Inc. (Filed as
                    Exhibit 2.1 to IES Industries Inc. Form 8-K, filed November 17, 1995).



                             SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   IES UTILITIES INC.



Date:    November  21,  1995       By:  /s/  Richard A. Gabbianelli
                                             Richard A. Gabbianelli
                                             Controller & Chief Accounting
                                               Officer